Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(a Delaware corporation)

Rocky Mountain Chocolate Factory, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 6, 2014, and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on November 6, 2014.

2.     This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

3.     The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I: NAME

The name of the Corporation is Rocky Mountain Chocolate Factory, Inc.

ARTICLE II: REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV: CAPITALIZATION

A.     Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 46,250,000, consisting of 46,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 250,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.     Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

1.     Subject to such exceptions that are set forth in this Certificate of Incorporation or the DGCL, each holder of common stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share of common stock held by such stockholder.

2.     The holders of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).

3.     Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation or the DGCL, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

4.     In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debt and liabilities of the Corporation and subject to prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

5.     No holders of Common Stock shall be entitled to preemptive or subscription rights.

C.     Preferred Stock.

Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

ARTICLE V: BOARD OF DIRECTORS

A.     Management by Board of Directors. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors

B.     Number of Directors. Subject to any special rights of the holders of any class or series of stock to elect directors, the number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors. Newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class and vacancies resulting from any cause shall be filled exclusively pursuant to a resolution adopted by vote of a majority of the members of the Board of Directors then in office, even if less than a quorum, or by a single remaining director. A person elected to fill a vacancy or newly-created directorship shall hold office until the next election of directors and until his or her successor shall be duly elected and qualified. Any director or the entire Board of Directors may be removed from office by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors.

ARTICLE VI: LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND ADVANCEMENTS OF EXPENSES OF DIRECTORS AND OFFICERS

A.     Limitation of Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.     Indemnification and Advancement of Expenses. The Corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it exists on the date hereof or as it may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liabilities and losses suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Notwithstanding the preceding sentences, the Corporation shall not be required to indemnify, or advance expenses to, an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee, whether initiated in such Indemnitee's capacity as a director or officer or in any other capacity, or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof), unless the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized or consented to by the Board of Directors of the Corporation.

C.     Effect of Amendment. No amendment to, or modification or repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall adversely affect any right or protection of an Indemnitee existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.

ARTICLE VII: MEETINGS OF STOCKHOLDERS

A.     No Action by Written Consent. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

B.     Special Meetings of Stockholders. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only (a) pursuant to a resolution approved by a majority of the Board of Directors, (b) by the Chairman of the Board of Directors or (c) by a holder(s) of at least 25% of all the shares entitled to vote at the meeting, provided that such holder(s) has continuously held at least 25% of all the shares entitled to vote at the meeting for a period of two years prior to such special meeting of stockholders of the Corporation.

C.     Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII - RESERVED

ARTICLE IX: AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

AND BYLAWS

A.     Amendments to the Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles V, VII or this Article IX may be altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 66-2/3 percent of the voting power of all of the then-outstanding shares of the Corporation then entitled to vote generally in an election of directors, voting together as a single class.

Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the total voting power of all of the then-outstanding shares of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with Article VI.

B.     Adoption, Amendment and Repeal of the Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, and notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the stockholders of any particular class or series of the Corporation required by law, the bylaws or any preferred stock of the corporation, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter, amend or repeal the bylaws of the Corporation.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Rocky Mountain Chocolate Factory, Inc. has caused this Certificate of Incorporation to be signed by its authorized corporate officer this 26th day of February, 2015.

Rocky Mountain Chocolate Factory, Inc., a Delaware corporation By: /s/ Bryan J. Merryman Name: Bryan J. Merryman Title: Chief Operating Officer, Chief Financial Officer and Treasurer